EXHIBIT 10.20

Acknowledgement of Debt ASP Isotopes South Africa Proprietary Limited Klydon Proprietary Limited

Dated	2022

DLA Piper Advisory Services Proprietary Limited is part of DLA Piper, a global law firm, operating through various separate and distinct legal entities.

A list of offices and regulatory information can be found at dlapiper.com

Contents

PARTIES		1

BACKGROUND		1

AGREED TERMS		2

1	Definitions and interpretation	2

2	The Principal Agreement	6

3	Specific performance and payment	7

4	Security	7

5	Certificate of proof	8

6	Renunciation	8

7	Default	8

8	Cession, assignment and delegation	9

9	Notices	9

10	Variation	10

11	National Credit Act	10

12	General	10

13	Jurisdiction	13

SIGNATURE PAGE		16

Acknowledgement of Debt | UKM/120952718.11	DLA Piper

Parties

(1)

ASP Isotopes South Africa Proprietary Limited (formerly PDS Photonica Holdings South Africa Proprietary Limited) a private company incorporated in accordance with the laws of South Africa with registration number 2021/701779/07 (Creditor).

(2)	Klydon Proprietary Limited a private company incorporated in accordance with the laws of South Africa with registration number 1997/019684/07 (Debtor).

Background

A	The Creditor and the Debtor concluded the Principal Agreement.

B	The Debtor has been unable to provide the deliverables prescribed in the Principal Agreement, at or within the time prescribed under the Principal Agreement.

C	Pursuant to a meeting held between representatives of the Creditor and the Debtor on 26 August 2022, the Debtor was advised that, inter alia –

(i)

its inability to provide the deliverables prescribed in the Principal Agreement, at or within the time prescribed under the Principal Agreement, has caused and will continue to cause the Creditor to suffer damages;

(ii)

the Creditor has performance obligations to third parties which depend directly on the Debtor’s ability to provide the deliverables prescribed in the Principal Agreement, which performance obligations the Creditor is unable to meet as a result of the Debtor’s inability to perform its obligations under the Principal Agreement;

(iii)

the Creditor’s ability to perform its obligations to third parties as referred to in clause C(ii) has a significant impact on the listing by a shareholder of the Creditor on an US stock exchange and, the Company’s inability to provide the deliverables prescribed in the Principal Agreement, will accordingly negatively affect such listing; and

(iv)	the Creditor wishes to address the Debtor’s inability to provide the deliverables prescribed in the Agreement in accordance with the Proposal, which Proposal the Debtor has agreed to implement.

D

The Debtor hereby acknowledges that it is unlikely to be able to perform its obligations under the Principal Agreement on the due date for such performance and has therefore agreed to conclude this Acknowledgment of Debt.

E	Should the Debtor fail to perform in terms of the Principal Agreement by the Performance Due Date, the Creditor will suffer damages in an amount equal to the Principal Debt.

F

Accordingly, the Debtor acknowledges that, in the event that it fails to perform the Principal Obligation by the Performance Due Date, it will be lawfully indebted to the Creditor for the due and proper payment of the Principal Debt.

G	The Debtor wishes to acknowledge its obligations and its indebtedness in terms of the Principal Debt in writing and agree to the terms, conditions and obligations set out hereunder.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 1

Agreed terms

1	Definitions and interpretation

1.1

The headings to the clauses of this Acknowledgement of Debt are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Acknowledgement of Debt nor any clause hereof

1.2	Capitalised terms and expressions used herein, and not defined in clause 1.3, shall bear the meanings as set out in Principal Agreement (as defined below).

1.3	Unless the context dictates otherwise, words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

Acknowledgement of Debt means this document together with all annexures and appendices hereto.

Creditor’s Costs means any and all legal costs incurred by the Creditor in pursuance of its claim against the Debtor on the scale as between attorney and own-client and collection commission calculated at the maximum rate permitted by the Legal Practice Council from time to time and the costs of and incidental to the negotiation and drafting of this Acknowledgement of Debt.

Debtor IP means any and all Intellectual Property owned, used or held by or licensed to the Debtor (whether registered or unregistered) from time to time including, without limitation, all enhancements, modifications, improvements, corrections and/or other changes of any nature to such Intellectual Property or any part thereof since the date of creation or development thereof and into the future.

Debtor Shares means the Debtors’s shares in any and all companies in which the Debtor is registered as a shareholder as at the Signature Date and at any time thereafter until the date on which the Debtor’s obligations to the Creditor as contemplated in this Acknowledgement of Debt and the Security Deed are discharged in full including, without limitation its shares in, -

(a)	Klydon PET Proprietary Limited (in which the Debtor is a 49% shareholder as at the Signature Date);

(b)	API LAB Pharmaceuticals Proprietary Limited (in which the Debtor is a 36% shareholder as at the Signature Date);

(c)	Zargun Proprietary Limited (in which the Debtor is the sole (100%) shareholder as at the Signature Date); and

(d)	Klydon GAS Proprietary Limited (in which the Debtor is a 40% shareholder as at the Signature Date),

and including all of its rights, title and interest in and to such shares.

Intellectual Property means any and all intellectual property including any and all creations of the mind that are recognised and/or capable of being protected in law from unlawful or unauthorised use by any other person, and all rights resulting from or attributable to such intellectual activity, whether acquired or protected by statute or common law and whether in terms of applicable laws in South Africa and/or any other jurisdiction, and including without limitation:

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 2

(a)

patents, patent applications, inventions, petty patents, recipes, utility models, know how, show how confidential information and trade secrets, research and development, formulas, compositions, manufacturing and production processes and techniques, technical data, copyright and related rights including works of authorship, designs (including registered designs), design rights, drawings, specifications, models, methods, research and development, database rights, semiconductor topography rights, trademarks and service marks, trade names, business names, brand names, brand marks, rights in trade dress or get up, logos, domain names, social media accounts and URLs, web pages (dynamic or static), websites, layouts and web libraries, rights in unfair competition, goodwill and rights to sue for passing off and any other intellectual property rights (in each case, whether or not registered, and including all applications to register and rights to apply to register any of them, and all renewals or extensions of such rights and all rights to sue for any past or present infringement of them);

(b)	all copies and tangible embodiments thereof, in each instance in whatever form or medium; and

(c)	all rights or forms of protection having equivalent or similar effect in any jurisdiction.

Key Employee means Dr Hendrik Strydom, in his capacity as the Chief Technology Officer of the Debtor, and Dr Einar Ronander in his capacity as the Chief Scientific Advisor of the Debtor,

Payment Due Date means 31 December 2022, being the date on which the full amount of the Principal Debt shall be due, owing and payable by the Debtor to the Creditor.

Parties means the Creditor and Debtor and Party means, as the context may require, any one of them.

Performance Due Date means 31 December 2022, being the date on which the Debtor is obliged to perform the Principal Obligation under the Principal Agreement.

Principal Agreement means the contract for a turnkey molybdenum enrichment plant, dated 1 November 2021, entered into between the Creditor and the Debtor, a copy of which is attached hereto as Schedule 1.

Principal Debt means an amount of USD 6,050,000, being a reasonable estimate of the damages that the Creditor has suffered due to the breach by the Debtor of the Principal Agreement, and all other debts of any nature owing by the Debtor to Creditor and which is outstanding from time to time.

Principal Obligation means the Debtor’s obligation under the Principal Agreement to provide a complete Molybdenum-100 (Mo-100) enrichment plant on the Creditor’s site in accordance with the terms and conditions of the Principal Agreement and any ancillary obligations of the Debtor under the Principal Agreement.

Proposal means the document provided to the Debtor by the Creditor during a meeting held between the Parties on 26 August 2022, a copy of which is attached hereto as Schedule 2.

Remaining Agreements shall have the meaning ascribed to it in clause 3.5.

Secured Obligations means any and all obligations, claims, liabilities or indebtedness of any nature whatsoever and howsoever arising (whether actual or contingent, present or future) now or from time to time in the future owing by the Debtor to the Creditor under or in connection with the Principal Agreement, the Remaining Agreements or this Acknowledgment of Debt including, without limitation, the Principal Obligation and the Principal Debt.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 3

Security Deed means the deed of security to be entered into between the Creditor and the Debtor on or about the Signature Date.

Signature Date means the date of signature of this Acknowledgement of Debt by the Party last signing.

Site means the Creditor’s site, situated at Buildings 29 and 46, CSIR Campus, Meiring Naude Road, Brummeria, Pretoria, 0184.

VAT means value-added tax as levied in terms of the Value-Added Tax Act 89 of 1991.

1.4	In this Acknowledgement of Debt (unless the context requires otherwise):

(a)

days shall be construed as calendar days unless qualified by the word business, in which instance a business day will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of South Africa from time to time;

(b)	a company includes any company, corporation or body corporate, or any other entity having a separate legal personality;

(c)	writing means legible writing and in English and includes any form of electronic communication contemplated in the South African Electronic Communications and Transactions Act 25 of 2002;

(d)	a clause shall, subject to any contrary indication, be construed as a reference to a clause hereof;

(e)	an amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

(f)

authority means any government or governmental, administrative, fiscal or judicial authority, body, court, department, commission, tribunal, registry or any stated owned or controlled authority which principally performs governmental functions;

(g)	a calendar month shall be construed as a named month, that is, January, February, March, April, May, June, July, August, September, October, November and December;

(h)

the words including and in particular are used by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any of the preceding words;

(i)	indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)

law shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by‑law, order, other legislative measure, directive, requirement of any government, supranational, local government, statutory or regulatory or self-regulatory or similar body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time;

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 4

(k)	the words other and otherwise shall not be construed eiusdem generis with any foregoing words where a wider construction is possible;

(l)

a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(m)

a regulation means any regulation, rule, official directive of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(n)	repay (or any derivative form of that word) includes prepay (or any derivative form of that word).

1.5	Unless inconsistent with the context or save where the contrary is expressly indicated in this Acknowledgement of Debt:

(a)

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of this Acknowledgement of Debt;

(b)

when any number of days is prescribed in this Acknowledgement of Debt, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the last day shall be the immediately succeeding business day;

(c)

in the event that the day for payment of any amount due in terms of this Acknowledgement of Debt should fall on a day which is not a business day, the relevant day for payment shall be the immediately succeeding business day;

(d)

in the event that the day for performance of any obligation (other than a payment obligation) to be performed in terms of this Acknowledgement of Debt should fall on a day which is not a business day, the relevant day for performance shall be the immediately succeeding business day;

(e)	any reference in this Acknowledgement of Debt to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

(f)

any reference in this Acknowledgement of Debt or any other agreement or document shall be construed as a reference to this Acknowledgement of Debt or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

(g)

except as expressly provided for in this Acknowledgement of Debt, no provision of this Acknowledgement of Debt constitutes a stipulation for the benefit of any person (i.e. a stipulatio alteri) who is not a Party to this Acknowledgement of Debt;

(h)	a reference to a Party includes that Party's lawful successors-in-title and permitted assigns;

(i)

where any Party is required to provide any consent or approval or agree to the actions of any other Party, the request for such consent or approval or agreement shall be in writing and shall not be unreasonably withheld or delayed;

(a)	references to any amount shall mean that amount exclusive of VAT, unless the amount expressly includes VAT; and

(b)

if there is any conflict between any definitions in this Acknowledgement of Debt, or this Acknowledgement of Debt and the Principal Agreement, then, for purposes of interpreting any clause of the Acknowledgement of Debt or paragraph of any Schedule, the definition appearing in that clause or paragraph shall prevail over any other conflicting definition appearing elsewhere in the Acknowledgement of Debt or the Principal Agreement.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 5

1.6

The headings to the clauses of this Acknowledgement of Debt are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Acknowledgement of Debt nor any clause thereof.

1.7	Unless inconsistent with the context, an expression in this Acknowledgement of Debt which denotes:

(a)	any one gender includes the other genders;

(b)	a natural person includes an artificial person and vice versa; and

(c)	the singular includes the plural and vice versa.

1.8

Where any term is defined within the context of any particular clause in this Acknowledgement of Debt, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Acknowledgement of Debt, notwithstanding that that term has not been defined in any interpretation clause.

1.9

The rule of construction, in the event of ambiguity, that the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Acknowledgement of Debt.

1.10

This Acknowledgement of Debt shall, to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed this Acknowledgement of Debt in the first instance and reference to any Party shall be deemed to include such Party's administrators, trustees or liquidators, as the case may be.

1.11

The use of any expression in this Acknowledgement of Debt covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Acknowledgement of Debt is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

1.12	No prior drafts of any agreement or any term sheet shall be admissible as evidence in any proceedings brought to determine any dispute arising out of this Acknowledgement of Debt between the Parties.

1.13

The expiration or termination of this Acknowledgement of Debt shall not affect such of the provisions of this Acknowledgement of Debt as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2	The Principal Agreement

The Parties acknowledge that they are aware of and understand:

2.1	the definitions contained in the Principal Agreement, all of which are incorporated by reference into this Acknowledgement of Debt;

2.2	the terms and conditions set out in the Principal Agreement;

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 6

2.3	the obligations of the Debtor under the Principal Agreement; and

2.4	the nature and extent of the obligations assumed hereunder.

3	Specific performance and payment

3.1

The Debtor undertakes to use its best endeavours to perform the Principal Obligation in full in accordance with the terms and conditions of the Principal Agreement on or before the Performance Due Date.

3.2

In the event that the Debtor fails to perform the Principal Obligation on the Performance Due Date in accordance with clause 3.1 as read with the Principal Agreement, the Debtor acknowledges and agrees that it shall immediately become liable to the Creditor in the amount of the Principal Debt, which must be paid in full on or before the Payment Due Date into the Creditor’s nominated bank account.

3.3

The Debtor will not be entitled for any reason to withhold or defer any payment due in terms of this Acknowledgement of Debt and shall not be entitled to set-off any amounts alleged to be due to it by the Creditor against any of the payments due by it in terms hereof.

3.4	The Debtor will be at liberty to pay the whole or any portion of the amounts due in terms hereof before the Payment Due Date.

3.5

The Principal Debt reflects the full outstanding obligations of the Debtor to the Creditor under the Principal Agreement and any other commercial arrangement or agreement in existence between the Parties as at the Signature Date hereof (Remaining Agreements), and no additional or further amounts shall be payable by the Debtor to the Creditor should the Debtor make payment of, and the Creditor receive, the Principal Debt or where, as a result of the Debtor’s default as contemplated in clause 7, the Creditor successfully exercises its rights in terms of clause 8 (Realisation) of the Security Deed. For the sake of clarity, the Parties record and agree that –

(a)	payment by the Debtor of the full amount of the Principal Debt in accordance with this Agreement; or

(b)	the successful implementation and/or enforcement by the Creditor (to its satisfaction) of its rights in terms of clause 8 (Realisation) of the Security Deed,

shall constitute the full and final settlement of the Debtor’s liability to the Creditor under the Principal Agreement and each Remaining Agreement. Accordingly, if the circumstances contemplated in points (a) or (b) of this clause 3.5 arise, the Debtor shall forthwith be discharged from its obligations to the Creditor under the Principal Agreement and each Remaining Agreement and, the Principal Agreement and every Remaining Agreement shall immediately terminate and neither Party shall have any further rights of action and/or claims against the other in terms of the provisions of the Principal Agreement or any Remaining Agreement.

4	Security

4.1

The Debtor irrevocably and unconditionally warrants and undertakes in favour of the Creditor that the Debtor will perform the Secured Obligations fully, promptly and completely as and when such Secured Obligations become due.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 7

4.2

As security for the Debtor’s obligations in terms of this Acknowledgement of Debt, the Debtor irrevocably and unconditionally undertakes in favour of the Creditor that it shall execute the Security Deed in order to:

(a)	cede, assign, transfer and delegate all of its rights, title and interest in and to, and obligations under, the Debtor IP;

(b)	pledge, cede, assign, transfer and delegate all of its rights, title and interest in and to, and obligations under, the Debtor Shares; and

(c)	pledge and assign all of its movable corporeal assets situated on the Site,

to the Creditor as security based on the pledge construction.

4.3

The security provided in terms of this clause 4 is a continuing covering security and shall extend to the ultimate balance of the sums payable by the Debtor under the Secured Obligations, regardless of any intermediate payment or discharge in whole or in part.

5	Certificate of proof

A certificate signed by any director of the Creditor (whose authority and appointment it shall not be necessary to prove) as to the amount owing by the Debtor from time to time and that the date of payment of such amount has arrived shall be:

5.1	binding upon the Debtor and prima facie proof of the amount of its indebtedness hereunder; and

5.2	valid and enforceable as a liquid document against the Debtor for the purposes of obtaining judgment in any competent court.

6	Renunciation

The Debtor hereby expressly renounce the benefits arising from the legal exceptions of a lack of an actionable debt (non causa debiti), no money being paid over (non numeratae pecuniae), a mistake in the calculation of the amount due (errore calculi), "revision of accounts", and "no value received" and declares that it is acquainted with the meaning and effect thereof and its renunciation of such benefits.

7	Default

7.1

Notwithstanding anything to the contrary herein contained, all amounts payable in terms hereof including, without limitation, the Principal Debt, shall become immediately due and payable without notice, if the Debtor:

(a)	commits a breach of any term or condition of this Acknowledgement of Debt, all of which are material; or

(b)	has a judgment granted against it and does not satisfy the judgment within five days thereafter; or

(c)	commits any act of insolvency as stipulated in the Insolvency Act 24 of 1936 or makes any compromise with any other creditor, or is placed in provisional or final liquidation; or

(d)	purports to dispose of the Debtor IP or any of its assets without the prior written consent of the Creditor; or

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 8

(e)

purports to dispose of all or any portion of, or in any manner encumber. the Debtor Shares without the prior written consent of the Creditor; or fails to inform the Creditor forthwith of any other creditor or person who institutes or intends instituting proceedings at law (whether by action, motion, petition or otherwise) against the Debtor in any court of law; or

(f)	fails or ceases to conduct its business in the ordinary course consistent with past practice or alters the existing nature or scope of its business; or

(g)	changes the employment terms of, dismisses, or gives notice of dismissal to any Key Employee; or

(h)	any Key Employee terminates its employment with the Debtor, for any reason whatsoever.

7.2

Without prejudice to any of the Creditor’s rights in terms hereof, should the Debtor fail to make payment in full of the Principal Debt by the Payment Due Date or should the Principal Debt become immediately due and payable as contemplated in clause 7.1, the Creditor may, subject to any other rights it may have whether in contract or in law, without further notice or demand to the Debtor:

(a)	institute legal proceedings to recover the Principal Debt; and/or

(b)	immediately exercise its rights under the Security Deed and any other security afforded to it by the Debtor.

7.3

The Debtor agrees that in the event of any breach by it of any of the terms of this Acknowledgement of Debt and in the event that legal action is instituted by the Creditor in terms hereof, the Debtor will be liable to pay the Creditor's Costs.

8	Cession, assignment and delegation

8.1	The Debtor shall not be entitled to cede any of its rights or delegate any of its obligations under this Acknowledgement of Debt to another person without the prior written consent of the Creditor.

8.2	To the extent that any cession and/or delegation contemplated in this clause 8 gives rise to a splitting of claims against the Debtor, the Debtor hereby consents to such splitting of claims.

8.3

The Creditor shall be entitled to cede and/or delegate its rights and/or obligations under this Acknowledgement of Debt, and the Parties each hereby irrevocably and unconditionally consent to any splitting of rights or claims which may arise from such a cession and transfer.

9	Notices

9.1

The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Acknowledgement of Debt, the said physical addresses as well as the following email addresses:

(a)	in the case of the Creditor:

(i)	address: Unit 19, 2nd Floor, 1 Melrose Boulevard, Melrose Arch, Gauteng, ;

(ii)	email: rainscow@aspisotopes.com;

(iii)	and is marked for the attention of: Robert Ainscow,

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 9

(b)	in the case of the Debtor to:

(i)	address: Building 46, Meiring Naude Road, Brummeria, Pretoria, 0184;

(ii)	email: carl.ronander@klydon.co.za;

(iii)	and is marked for the attention of: Carl Ronander,

provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or telefax number by written notice to the other Party to that effect. Such change of address will be effective five business days after receipt of the notice of the change.

9.2	All notices to be given in terms of this Acknowledgement of Debt will be given in writing and will:

(a)	be delivered by hand or sent by email;

(b)

if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

(c)

if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

9.3

Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 9.2.

10	Variation

The Debtor agrees that no variation, addition, amendment or consensual cancellation of any of the terms and conditions of this Acknowledgement of Debt shall be valid and enforceable unless reduced to writing and signed by each of the Parties.

11	National Credit Act

For the avoidance of doubt, it is specifically recorded and agreed that the National Credit Act 34 of 2005 has no application to this Acknowledgement of Debt.

12	General

12.1	Applicable law

This Acknowledgement of Debt is to be governed, interpreted and implemented in accordance with the laws of South Africa.

12.2	No representations or implied terms

(a)

It is recorded and agreed that there are no conditions precedent suspending the operation of this Acknowledgement of Debt and no warranties, promises, representations or inducements of whatsoever nature have been made or given to the Debtor to induce it to sign this Acknowledgement of Debt and bind itself in terms thereof.

(b)	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Acknowledgement of Debt or the Principal Agreement.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 10

12.3	No indulgences

No latitude, extension of time or other indulgence which may be given or allowed by any Party to the other Party in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Acknowledgement of Debt and no single or partial exercise of any right by any Party under this Acknowledgement of Debt, shall in any circumstances be construed to be an implied consent or election by such Party or operate as a waiver or a novation of or otherwise affect any of the Party's rights in terms of or arising from this Acknowledgement of Debt or estop or preclude any such Party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Acknowledgement of Debt will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.4	Continuing effectiveness of certain provisions

The expiration or termination of this Acknowledgement of Debt shall not affect such of the provisions of this Acknowledgement of Debt as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

12.5	Costs

The Parties shall each bear their own costs incurred in connection with the negotiation and preparation of this Acknowledgement of Debt.

12.6	Cumulative remedies

Unless otherwise expressly provided in this Acknowledgement of Debt, the rights and remedies under this Acknowledgement of Debt are in addition to, and do not exclude, any rights or remedies provided by law.

12.7	New laws and inability to perform

If any law comes into operation subsequent to the Signature Date which law affects any aspect or matter or issue contained in this Acknowledgement of Debt, the Parties undertake to enter into negotiations in good faith regarding a variation of this Acknowledgement of Debt in question in order to ensure that neither this Acknowledgement of Debt nor its implementation constitutes a contravention of such law.

12.8	Independent advice

Each of the Parties acknowledges that they have been free to secure independent legal and other professional advice as to the nature and effect of all of the provisions of this Acknowledgement of Debt and that they have either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each of the Parties acknowledges that all of the provisions of this Acknowledgement of Debt and the restrictions herein contained are fair and reasonable in all the circumstances and are part of the overall intention of the Parties in connection with this Acknowledgement of Debt.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 11

12.9	Waiver of immunity

The Pledgor irrevocably and unconditionally waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

12.10	Provisions severable

Each provision in this Acknowledgement of Debt is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Acknowledgement of Debt notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

12.11	Signature

(a)	This Acknowledgement of Debt is signed by the Parties on the dates and at the places indicated below.

(b)

This Acknowledgement of Debt may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Acknowledgement of Debt as at the date of signature of the Party last signing one of the counterparts.

(c)	The persons signing this Acknowledgement of Debt in a representative capacity warrant their authority to do so.

(d)

The Parties record that it is not required for this Acknowledgement of Debt to be valid and enforceable that a Party shall initial the pages of this Acknowledgement of Debt and/or have its signature of this Acknowledgement of Debt verified by a witness.

12.12	Variation, cancellation and waiver

(a)

No addition to or variation, deletion from, or agreed cancellation of all or any clauses or provisions of this Acknowledgement of Debt will be of any force or effect unless in writing and signed by the Parties.

(b)

No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Acknowledgement of Debt shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

12.13	Whole agreement

This Acknowledgement of Debt contains all the express provisions agreed on by the Parties with regard to the subject matter of the Acknowledgement of Debt, and supersedes and novates in its entirety any previous understandings or agreements among the Parties in respect thereof, and the Parties waive the right to rely on any alleged provision not expressly contained in this Acknowledgement of Debt.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 12

13	Jurisdiction

13.1

The Debtor hereby irrevocably and unconditionally consents and submits to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Provincial Division, Pretoria (or any successor to that division) in regard to all matters arising from this Acknowledgement of Debt (including a dispute relating to the existence, validity or termination of this Acknowledgement of Debt or any non-contractual obligation arising out of or in connection with this Acknowledgement of Debt) (a Dispute).

13.2

The Debtor agrees that the High Court of South Africa, Gauteng Provincial Division, Pretoria (or any successor to that division) is the most appropriate and convenient court to settle Disputes and accordingly:

(a)	it will not argue to the contrary;

(b)	it hereby waives any objection to the jurisdiction of that court on the grounds of venue or forum non conveniens or any similar grounds; and

(c)	it consents to service of process in any manner permitted by applicable law.

13.3

This clause 13 is for the benefit of the Creditor only, provided that if the Pledgee institutes action in the High Court of South Africa, Gauteng Provincial Division, Pretoria (or any successor to that division), the Debtor shall be entitled to raise any counterclaim it may have in such court. As a result, the Creditor shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction as it sees fit.

13.4

To the extent allowed by law, the Creditor may take concurrent proceedings in any number of jurisdictions and the Debtor shall be entitled to raise any counterclaim it may have in any jurisdiction in which the Creditor takes any concurrent proceedings.

The remainder of this page intentionally left blank.

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 13

Schedule 1 Principal Agreement

[Page intentionally left blank as cover page for this schedule]

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 14

Schedule 2 Creditor proposal

[Page intentionally left blank as cover page for this schedule]

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 15

Signature page

Signed for and on behalf of the behalf of ASP ISOTOPES SOUTH AFRICA PROPRIETARY LIMITED by:	Signature

Name (block capitals)

Dated

Signed for and on behalf of the behalf of KLYDON PROPRIETARY LIMITED by:	Signature

Name (block capitals)

Dated

Acknowledgement of Debt | UKM/120952718.11	DLA Piper | 16